Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement of CitiSteel USA, Inc. on Form S-4 of our report dated January 19, 2006 on the 2004 consolidated financial statements of CitiSteel USA, Inc. and to the reference to us under the heading “Experts” in the prospectus.

/s/ Crowe Chizek and Company LLC

Crowe Chizek and Company LLC

Lexington, Kentucky

February 10, 2006